UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Response Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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October 20, 2010

Dear Stockholder,

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Response Genetics, Inc. (“RGI,” the “Company,” “we,” “our” or “us”) to be held on Wednesday, December 1, 2010 at 10:00 a.m., Eastern time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

As we have announced, the Company has reached a settlement with Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Life Sciences Fund, L.P., and certain of their affiliates (“SSF”) with respect to the proxy contest initiated by SSF.  As a result of the settlement, we are proposing a slate of nine director nominees for election to our board of directors (the “Board”) at the Annual Meeting.  Details about the Annual Meeting, the nominees for our Board and other matters to be acted on are included in the accompanying notice and proxy statement.

Consistent with the Securities and Exchange Commission rules, we are furnishing proxy materials to our stockholders principally by notifying you of the availability and location at which you can access our proxy material on the Internet.  We believe this process, which utilizes the e-proxy process known as “notice and access,” expedites stockholders’ receipt of proxy materials and lowers our printing and mailing costs.

On or about October 20, 2010, we will mail a Notice of Internet Availability to certain of our stockholders containing instructions on how to access our proxy material online and on how to vote.

We hope you plan to attend the Annual Meeting.  Whether you plan to attend or not, it is important that your shares are represented at the Annual Meeting.  We urge you to vote using one of the methods described in the Notice of Internet Availability of Proxy Materials, or if you receive paper copies of the proxy statement, you can also vote by mail, telephone or Internet by following the instructions on the proxy card or voting instruction card.  We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend.

Thank you for your continued support.  If you have any questions, please contact American Stock and Transfer Company, toll free at 1-800-937-5449.

Sincerely,

Kathleen Danenberg
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE

October 20, 2010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 1, 2010

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Response Genetics, Inc. (“RGI,” the “Company,” “we,” “our” or “us”) will be held on Wednesday, December 1, 2010, at 10:00 a.m., Eastern time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, for the following purposes, as more fully described in the proxy statement accompanying this notice:

 1. To elect nine directors to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified.

2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2010.

 3. To consider any other business that is properly presented at the Annual Meeting or any adjournments or postponements thereof.

WHO MAY VOTE:  You may vote if you were the record owner of RGI stock at the close of business on October 19, 2010. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our corporate headquarters, 1640 Marengo Street, 6th Floor, Los Angeles, CA 90033.

All stockholders are cordially invited to attend the Annual Meeting.  We hope all stockholders will be able to attend the Annual Meeting.  However, in order to ensure that a quorum is present at the Annual Meeting, please take the time to vote now, whether or not you plan to attend the Annual Meeting.  You may vote using one of the methods described in the Notice of Internet Availability of Proxy Materials, or if you receive paper copies of the proxy statement, you can also vote by mail, telephone or Internet by following the instructions on the proxy card or voting instruction card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 1, 2010

Our proxy statement and our 2010 Annual Report on Form 10-K and Form 10-K/A will be made available on the Internet at http://www.responsegenetics.com.

         If you have any questions about your voting of shares, please contact American Stock and Transfer Company, toll free at 1-800-937-5449.

By Order of the Board of Directors,

Denise McNairn
Vice President, General Counsel and Secretary
Los Angeles, California

 Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900

PROXY STATEMENT
For the 2010 Annual Meeting of Stockholders
To Be Held On December 1, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials because the board of directors (the “Board”) of Response Genetics, Inc., a Delaware corporation (“we,” “our,” “us,” “RGI” or the “Company”) is soliciting your proxy to cast your vote at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement of the Annual Meeting.  As we have announced, on September 16, 2010, the Company reached a settlement with Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Life Sciences Fund, L.P., and certain of their affiliates (“SSF”) with respect to the proxy contest initiated by SSF (the “Settlement”).  As a result of the Settlement, we are proposing a slate of nine director nominees for election to the Board, consisting of five incumbent director nominees and four new outside director nominees, two of whom were previously nominated by the Board and two of whom were previously nominated by SSF.

This proxy statement and accompanying Notice of Annual Meeting of Stockholders summarize the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing you with Internet access to our proxy materials and our 2009 Annual Report on Form 10-K and 10-K/A, which includes our financial statements for the fiscal year ended December 31, 2009 (the “Annual Report”).  Accordingly, on or about October 20, 2010, we will send certain of our stockholders a Notice of Internet Availability of Proxy Materials.  All stockholders receiving the notice have the ability to access the proxy materials over the Internet and to request a paper copy of these materials. Instructions on how to access the proxy materials or submit your proxy over the Internet or to request a paper copy of the proxy materials may be found in the notice.  In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders receiving the notice will not receive a printed copy of the proxy materials unless you request one.

 Copies of this proxy statement, a proxy card and our Annual Report will be furnished without charge to any stockholder upon written or oral request to: American Stock and Transfer Company, toll free at 1-888-Proxy-NA (1-888-776-9962) or 1-718-921-8562 (for international callers) or by email at infor@amstock.com, or via the Internet at http://www.amstock.com/proxyservices/requestmaterials.asp.  This proxy statement and our Annual Report are also available in the Investors section of our website at www.responsegenetics.com and the SEC’s website at www.sec.gov.

Where and When is the Annual Meeting going to be held?

The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022 on Wednesday, December 1, 2010, at 10:00 a.m., local time.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2010 Annual Meeting and this proxy statement.  The only matters expected to be voted on at the Annual Meeting are (1) the election of nine directors and (2) a proposal to ratify the appointment of BDO Seidman LLP as our independent public accountants for the fiscal year ending December 31, 2010.

How Does the Board Recommend that I Vote on the Proposals?

The Board recommends that you vote your shares as follows:

•
Proposal 1:   FOR the election of each of Kirk K. Calhoun, Kathleen Danenberg, Dr. Jan Fagerberg, Michael Metzger, Gary D. Nusbaum, Michael Serruya, David Smith, Richard van den Broek and David Wurzer; and

•	Proposal 2: FOR ratification of the appointment of BDO Seidman LLP as our independent public accountants for the fiscal year ending December 31, 2010.

As of the date of this proxy statement, we know of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, proxies in the enclosed WHITE form returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on October 19, 2010 are entitled to vote at the Annual Meeting. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares.  Shares represented by valid proxies solicited by us, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting.

How Many Votes Do I Have?

Each share of RGI common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.  You may vote:

 • By Mail: If you receive printed copies of these proxy materials, vote by marking, signing and dating the enclosed WHITE proxy card and returning it in the envelope provided.

• By Internet: Vote via the Internet by following the voting instructions on the WHITE proxy card or the Notice of Internet Availability of Proxy Materials;

• By Telephone: Place your vote by telephone by following the instructions on the WHITE proxy card or the Notice of Internet Availability of Proxy Materials; or

• In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain and produce at the Annual Meeting a valid proxy (referred to as a “legal proxy”) from the organization that holds your shares, along with valid identification. We will distribute written ballots to any eligible stockholder who wishes to vote in person at the Annual Meeting.

May I Revoke My Proxy?

 If you give us your proxy, you may revoke it at any time before the Annual Meeting.  You may revoke your proxy in any one of the following ways:

•	By signing a new proxy card and timely submitting it as instructed above;
•	If you are a stockholder of record, by timely notifying Denise McNairn, RGI’s Secretary, in writing before the Annual Meeting that you have revoked your proxy; or
•
If you are a stockholder of record, or you hold your shares in “street name” and you have a valid proxy from the organization that holds your shares, by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy.

What will happen to any White or Gold Proxy Card previously submitted in connection with the Proxy Contest?

As a result of the Settlement, the Board has set a new meeting date and record date for the Annual Meeting.  This proxy statement replaces any previously filed proxy statement by the Company or SSF.  If you have previously signed, voted or returned a white proxy card sent to you on behalf of SSF or a gold proxy card sent to you on behalf of RGI, such proxy cards will no longer be valid.  In order to have your vote count towards the proposals to be considered at the Annual Meeting you must vote by telephone or through the Internet by following the instructions in this proxy statement or the Notice of Internet Availability of Proxy Materials, or by marking, signing, dating and returning the WHITE proxy card in the postage prepaid envelope (if you chose to receive printed proxy materials).

Will My Shares be Voted if I Do Not Return My Proxy Card?

           If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Your broker or other nominee does not have discretionary authority to vote on the election of directors, but does have discretionary authority to vote on the ratification of our independent public accountants.  Thus, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nine nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.  Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

Proposal 2: Ratify Selection of Auditors
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of independent public accountants. Abstentions will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of BDO Seidman LLP as our independent accountants for 2010, our Audit Committee of our Board will reconsider its selection.

Pursuant to the terms of the Settlement, SSF has agreed to vote its Common Stock in favor of the election of the nominees listed in Proposal 1 above.

Am I entitled to appraisal rights?

The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of Delaware entitle stockholders to appraisal rights.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.  Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 am on Wednesday, December 1, 2010 at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.  When you arrive at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022, signs will direct you to the appropriate meeting rooms.  You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker, if you do not participate in electronic delivery of proxy materials, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you elected to receive a printed copy of the proxy materials and your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number: 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder of the Company and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

• If your shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, NY 10039.

• If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 15, 2010 by each of our named executive officers, each of our directors and director nominees, all of our current directors and executive officers as a group and each person, entity or group of affiliated person or entities known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 15, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 18,316,156 shares of common stock outstanding on October 15, 2010.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Shares Beneficially Owned
Directors and Executive Officers
David Smith	1,396,292	(2)	7.6%
Michael Serruya	14,002	(2)	*
Kathleen Danenberg	747,029	(1)	4.0%
Tom DeMeester, M.D.	382,908	(2)	2.1%
Gary D. Nusbaum	18,688	(2)	*
John C. Ferrara	10,781	(2)	*
Kirk K. Calhoun	10,781	(2)	*
Edith P. Mitchell, M.D.	2,155	(2)	*
Richard van den Broek	182,700	(3)
Jan C. Fagerberg, M.D., Ph.D.	-		-
Michael A. Metzger	-		-
David M. Wurzer	-		-
Denise McNairn	99,708	(2)	*
Michael McNulty	-		*
David O’Toole	3,500		*
All current executive officers and directors	2,868,544		15.6%
5% or More Stockholders
Clara Serruya	1,367,856	(4)	7.5%
Samuel Serruya	1,367,856	(5)	7.5%
AWM Investment Co, Inc.	3,350,174	(6)	18.3%
Lansdowne Partners Limited Partnership	3,658,676	(7)	19.9%
SRB Management, L.P.	2,066,601	(8)	11.3%

* Indicates ownership of less than 1%.

(1) Includes of 426,108 shares of common stock jointly owned by Ms. Danenberg and her husband, Peter Danenberg.  Includes 320,921 shares of common stock issuable upon the exercise of options within 60 days of October 15, 2010.

(2) Includes amounts for stock options that have vested or will vest within 60 days of October 15, 2010.

(3) This number represents 182,700 shares of Common Stock held by HSMR Capital Partners QP LP.

(4) Includes 503,428 shares of common stock owned by her husband, Samuel Serruya, as to which Mrs. Serruya disclaims beneficial ownership.

(5) Includes 864,328 shares of common stock owned by his wife, Clara Serruya, as to which Mrs. Serruya disclaims beneficial ownership.

(6) According to Amendment No. 7 to the Schedule 13D filed by Austin W. Marxe and David M. Greenhouse on September 20, 2010, Mr. Marxe and Mr. Greenhouse have shared power to vote and dispose of or direct the disposition of 3,350,174 common shares. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. (“QP”). AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“Cayman”) and the investment adviser to QP and the Special Situations Life Sciences Fund, L.P. (“LS”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above, which include respectively 1,065,351 common shares held by QP, 1,158,651 common shares held by Cayman, and 1,126,172 common shares held by LS. The principal address for AWM Investment Co. is 527 Madison Ave. #2600, New York, NY 10022.

(7) According to a Form 4 filed by Lansdowne Partners Limited Partnership on March 9, 2010, 3,658,676 common shares are held in the account of Lansdowne UK Strategic Investment Master Fund Limited (the “Master Fund”) and may be deemed to be beneficially owned by Lansdowne Partners Limited Partnership by virtue of its role as the investment advisor of the Master Fund.  Lansdowne Partners Limited Partnership disclaims beneficial ownership of the reported securities.  The principal address for Lansdowne Partners Limited Partnership is 15 Davies Street, London, United Kingdom W1K 3AG.

(8) Includes 1,397,672 shares of common stock owned by SRB Greenway Opportunity Fund, (QP), L.P. (“Greenway Opportunity QP”), 172,746 shares of common stock owned by SRB Greenway Opportunity Fund, L.P. (“Greenway Opportunity, L.P.”), 381,679 shares of common stock owned by Mr. Steven R. Becker and 114,504 shares of common stock owned by Mr. Matthew A. Drapkin.  According to a Form 4 filed by SRB Management, L.P. on March 10, 2010, SRB Management, L.P. (“SRB Management”), as the general partner of, and investment manager for, Greenway Opportunity QP and Greenway Opportunity, L.P.; BC Advisors, LLC (“BCA”), as the general partner of SRB Management; and Mr. Steven R. Becker and Mr. Matthew A. Drapkin, as the sole members and co-managing members of BCA and limited partners of SRB Management, may in each case be deemed to be beneficial owners of the 1,397,672 common shares directly beneficially owned by Greenway Opportunity QP and the 172,746 common shares directly beneficially owned by Greenway Opportunity L.P.  SRB Management, BCA, Greenway Opportunity QP, Greenway Opportunity L.P., Mr. Becker and Mr. Drapkin disclaim any beneficial ownership of any common stock referenced herein, other than shares of common stock owned directly by them.  The principal address for SRB Management is 300 Crescent Court, Suite 1100 Dallas, TX 75201.

PROPOSAL 1:   TO ELECT NINE (9) DIRECTORS OF THE COMPANY

(Notice Item 1)

           Our Board currently consists of eight directors and has been expanded to nine directors effective as of the Annual Meeting.  At the Annual Meeting, nine directors are to be elected.  Our directors hold office until their successors are elected at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) and are qualified, or until their earlier resignation or removal.  Directors are elected by a plurality vote of our stockholders, such that the nominees receiving the greatest number of votes, up to the number of directors to be elected, are elected to office.  Any director may be removed from office at any time by our stockholders, with or without cause, by the affirmative vote of a majority of the outstanding voting power entitled to elect such director, at an annual or special meeting of the stockholders called for that purpose.

 Our Board recommends that you vote to elect the Company’s slate of nominees, which consists of five incumbent directors — Kathleen Danenberg, our President and Chief Executive Officer, Kirk K. Calhoun, Gary D. Nusbaum, Michael Serruya and David Smith —and four new nominees — Dr. Jan Fagerberg, M.D., Ph.D., Michael Metzger, Richard van den Broek and David M. Wurzer.  These four new nominees were chosen because we believe they collectively bring to the Board a wealth of experience in drug discovery and development, diagnostics development, business strategy and development and licensing and mergers and acquisitions activity in the pharmaceutical industry.  Each director nominee has consented to be named in the proxy statement and to serve as a director if elected at the Annual Meeting.

Pursuant to the terms of the Settlement, SSF has agreed to vote its Common Stock in favor of the election of the nominees listed in this Proposal 1.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR such nominees. In the event that any of the nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may, subject to the terms of the Settlement, recommend in his/her place.  We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Recent Developments

On March 15, 2010, SSF notified us, as required by our bylaws, of its intention to nominate nine individuals for election to our Board at the Annual Meeting. Subsequently, on July 15, 2010, we announced that the Annual Meeting would be held on September 21, 2010, and that eight directors would be elected at the Annual Meeting.  On August 16, 2010, SSF filed its definitive proxy statement and commenced a proxy solicitation to elect a slate of eight nominees in opposition to the nominees recommended by the Board.

In early September 2010, we entered into discussions with SSF regarding a potential settlement of the proxy contest that SSF had initiated.  On September 16, 2010, we entered into a settlement agreement (the “Settlement Agreement”) with SSF and certain of its affiliates.  Under the terms of the Settlement Agreement, SSF agreed, among other things, to terminate its proxy solicitation and to vote for a revised slate of nominees that includes two outside directors previously nominated by SSF.  Pursuant to the terms of the Settlement Agreement, we expanded the size of our Board to nine effective at the Annual Meeting and agreed to nominate Kathleen Danenberg, Kirk K. Calhoun, Gary D. Nusbaum, Michael Serruya, David Smith, Jan Fagerberg, M.D., Ph.D., Michael Metzger, Richard van den Broek and David M. Wurzer for election at the Annual Meeting.  Messrs. van den Broek and Wurzer (the “SSF Designees”) had previously been nominated by SSF for election at the Annual Meeting.

We also agreed to postpone the Annual Meeting in order to implement the terms of the Settlement Agreement and to a set new record date and meeting date for the Annual Meeting.  In addition, SSF agreed to dismiss with prejudice its action against the Company then pending in the Delaware Chancery Court.

Under the terms of the Settlement Agreement, SSF agreed, among other things, to vote the shares of common stock held or controlled by it in favor of the Company’s revised slate of nominees at the Annual Meeting.  In addition, SSF agreed not to engage in certain specified restricted activities, including, among other things, participating in any solicitation of proxies, seeking to advise or influence other stockholders with respect to the voting of the Company’s common stock or attempting to seek control of or influence the management, Board or policies or affairs of the Company, subject to certain exceptions (the “Standstill Provisions”).  The Standstill Provisions continue in effect until the completion of our 2011 annual meeting of stockholders (the “2011 Annual Meeting”), unless prior thereto we provide timely written notice to SSF (a “Determination Notice”) that we do not intend to nominate the SSF Designees (or acceptable replacement nominees) for election as directors at the 2011 Annual Meeting (such period, the “Standstill Period”).  In the event that SSF engages, during the Standstill Period, in any restricted activity specified in the Settlement Agreement during the Standstill Period, the SSF Designees (or their replacements) will be deemed to have resigned immediately from the Board.

Unless we provide a timely Determination Notice, we will be required to nominate the SSF Designees (or acceptable replacement nominees) for election at the 2011 Annual Meeting, and so long as we have complied with the obligation to nominate the SSF Designees (or acceptable replacement nominees), SSF will be required to vote the shares of Company common stock it owns or controls in favor of the election of the our director nominees at the 2011 Annual Meeting.

In the event that, during the Standstill Period, any vacancy occurs in a Board seat held by an SSF Designee, SSF has the right to designate a replacement acceptable to the Nominating Committee of the Board (the “Nominating Committee”), with such acceptance either being in the sole discretion of the Nominating Committee or reasonably acceptable to the Nominating Committee, depending on the circumstances under which the vacancy occurs.  The parties have agreed that Robert J. Majteles and Dr. David Sable would be acceptable replacements.

The Settlement Agreement also contains, among other things, provisions regarding the right of the SSF Designees to receive compensation and other arrangements on the same basis as other non-employee members of the Board, providing certain Board observation rights to the SSF Designees in advance of the Annual Meeting, prohibiting an increase in the size of the Board during the Standstill Period and obligating the Board to consider the Company’s policy on change of control provisions in existing and future employment and compensatory agreements and plans.  In the Settlement Agreement, the parties also exchanged mutual releases and agreed to certain customary non-disparagement and related covenants.

A complete copy of the Settlement Agreement is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 21, 2010.

Information About Our Nominees

Set forth below is certain information about our director nominees, including information about each nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate structure.  We believe each of our nominees has other attributes necessary to create an effective Board: the willingness to engage management and each other in a constructive and collaborative fashion; good judgment; the willingness to offer a diverse perspective; high personal and professional ethics, integrity and values; the ability to devote ample time to serve on our Board and its committees; and a commitment to representing the interests of all our stockholders.  Collectively, we believe our nominees possess a broad set of competencies and experiences that will further the interests of the Company, its stockholders and other stakeholders.

Name	Age	Position with the Company
Kirk K. Calhoun (1)(3)	66	Director
Kathleen Danenberg	63	Director, Chief Executive Officer and President
Jan C. Fagerberg, M.D., Ph.D.	48	Director Nominee
Michael A. Metzger	39	Director Nominee
Gary D. Nusbaum (1)(2)	44	Director
Michael Serruya	45	Director
David M. Smith	43	Vice Chairman of the Board
Richard van den Broek	44	Director Nominee
David Wurzer	52	Director Nominee

(1).   Member of Audit Committee.
(2).   Member of Nominating Committee. Mr. Nusbaum is chair of this committee.
(3).   Member of the Compensation Committee. Mr. Calhoun is chair of this committee.

Each of our director nominees is a current director of the Company, with the exception of Dr. Fagerberg, Mr. Metzger, Mr. van den Broek and Mr. Wurzer. There are no family relationships among any of the executive officers, directors or director nominees.

Kirk K. Calhoun has served as a member of our Board since May 2008. Mr. Calhoun joined Ernst & Young, LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant (non-practicing) with a background in auditing and accounting. He currently serves on the board of directors of Abraxis Bioscience, (NASDAQ: ABII), fully integrated biotechnology company, and has served on the boards and audit committees of four other public companies in the pharmaceutical industry up until the dates of their respective sales, including Myogen, Inc., Aspreva Pharmaceuticals Company, Replidyne, Inc. and Adams Respiratory Therapeutics, Inc.  Mr. Calhoun received a B.S. in Accounting from the University of Southern California.

Mr. Calhoun brings to the Board experience and skills in finance, management and corporate governance, developed over his career in public accounting and through his service as an audit committee financial expert on various public company boards and his service as a director of other life sciences companies.

Kathleen Danenberg has been our Chief Executive Officer and President since 2002. Prior to that, she served as our Vice President and Chief Scientific Officer from December 2000 to December 2002. Ms. Danenberg has served as one of our Board members since March 2000. Ms. Danenberg began her career in molecular research and developed broad expertise in the area of personalized medicine and commercial applications for the use of biomarkers in oncology. While conducting research at the University of Southern California, Ms. Danenberg co-invented a breakthrough patented method to extract RNA from formalin-fixed paraffin embedded tissue specimens which became the basis for the establishment of the Company.  Subsequently, in the early years at the Company , she led the development and validation of predictive biomarkers that are now products in our ResponseDX™ panels of oncology tests. Ms. Danenberg received her B.S. in biochemistry from the University of Wisconsin.

In addition to her leadership skills as President and Chief Executive Officer of RGI, Ms. Danenberg provides to the Board a unique and well-developed understanding of our company and our challenges and opportunities.  Ms. Danenberg has a deep understanding of our technology, operations, key clients and strategic partners, and competitive and regulatory environments, and is critical to our success.

Jan C. Fagerberg, M.D., Ph.D. , is Senior Vice President and Chief Medical Officer of Micromet, Inc., a biopharmaceutical company developing novel treatments for cancer and inflammatory and autoimmune diseases, a position he has held since November 2009. Prior to joining Micromet, from 2006 until 2009 he was Medical Director at TopoTarget A/S, a company focused on the development and commercialization of improved treatments for cancer patients. From 2000 until 2006, he served in a number of capacities within F. Hoffman- La Roche, most recently as Therapeutic Area Expert (Oncology), a leadership position where he focused on global oncology drug development. Dr. Fagerberg received his M.D. and Ph.D. from the Karolinska Institute in Stockholm, Sweden and is board certified in Medical Oncology and Radiotherapy.

Dr. Fagerberg’s background in drug development at Roche will bring to the Board substantial expertise that is relevant to our business model in this era of personalized medicine.  His medical, business and scientific expertise are important to the present and future needs of RGI as we engage in the co-development of companion diagnostics with the pharmaceutical industry.  Dr. Fagerberg has an extensive background in drug development in the United States and Europe, having served in key research and leadership positions at Roche, one of the world’s largest  biopharmaceutical companies.  He has also worked in hospital research institutions.

Michael A. Metzger has served as Senior Director, Business Development at Forest Laboratories, Inc., a company focused on pharmaceutical development, since 2006, where he also serves as the head of the Mergers & Acquisitions practice. Prior to 2006, Mr. Metzger was Vice President Corporate Development at Onconova Therapeutics, Inc., a clinical stage biopharmaceutical company focused on novel discovery and development of oncology compounds, from 2001 until 2006. Mr. Metzger was Managing Director at Mesa Partners, Inc., from 1997 to 2001. In addition, Mr. Metzger has served as a director of various life sciences companies. Mr. Metzger holds a B.A. from George Washington University and an M.B.A. from the New York University Stern School of Business.

Mr. Metzger will bring to the Board financial and business expertise directly related to the growth and development of life sciences companies like RGI, most significantly through his background in business strategy and development, and licensing and mergers and acquisitions activity, in the life sciences and pharmaceutical industry. Currently, growth is achieved by licensing and acquisition of relevant technologies as well as through in-house development. Mr. Metzger ‘ s experience in this area will be important to the Board’s ability to oversee our growth in both the diagnostic and pharmaceutical partnership sectors of our business.

Gary D. Nusbaum has served on our Board since August 2007. From 1989 until 2002, Mr. Nusbaum was at the private equity firm Warburg Pincus, where he was a Managing Director, and from 2003 until 2005, Mr. Nusbaum served as a Managing Director at Aetos Capital, an asset management firm. At Aetos Capital, Mr. Nusbaum was the firm’s Chief Financial Officer, and also headed its private equity business.  In 2006, Mr. Nusbaum joined Palladium Equity Partners, LLC, a private investment firm, as a Managing Director. Mr. Nusbaum received both his B.S. in Economics and M.B.A. from The Wharton School of the University of Pennsylvania. He has served as a board member of several public and private companies.

Mr. Nusbaum’s broad experience in corporate financings, mergers and acquisitions and corporate governance, developed over more than 20 years in the private equity industry and service on the boards of directors of private equity portfolio companies, brings to the Board important skills and strategic insights for the development and management of our business.

Michael Serruya has served on our Board since March 2000. Since February 2000, Mr. Serruya has been Chairman of Yogen Fruz World Wide Incorporated, a consumer products company and from 1995 to February 2000 he was President, Chief Executive Officer and Chairman of Yogen Fruz.  He is currently on the board of directors of Jamba, Inc. (NASDAQ: JMBA), the holding company of Jamba Juice Company, which is a restaurant retailer of food and beverage offerings and owns and franchises Jamba Juice stores. Mr. Serruya was also a member of the Ontario Jobs and Investment Board, an Ontario government organization. Mr. Serruya is currently the President and Chief Executive Officer of CoolBrands International Inc. (TSE:COB.A), a company which manufactures and markets frozen novelties, frozen yogurt, ice cream and sorbet products. Mr. Serruya attended Ryerson Polytechnical Institute.

Mr. Serruya’s business experience, including a diversified background as an executive and in operational roles in both public and private companies, and as a board member of several public companies, give him a breadth of knowledge and valuable understanding of our business.  As a member of a family that collectively owns approximately 9.4% of our common stock, Mr. Serruya brings to the Board the perspective of a significant stockholder.

David M. Smith is a founder and has served as Vice Chairman and a Director of our Board since December 1999. From 1998 until 2005, Mr. Smith was an Executive Vice President and Director, and later, Chief Operating Officer of CoolBrands International Inc. (TSE:COB.A), and from 1993 until 2006, he was a Director, and later the Chairman and Chief Executive Officer, of Calip Dairies, a privately held consumer products company. Mr. Smith was also the Chairman and Chief Executive Officer of Hempstead Capital Corporation, a private holding company, until it was acquired in 2006. Mr. Smith is currently the founder and Managing Partner of Smith Global Ventures, a privately held venture firm. Mr. Smith received a B.A. degree and graduated with honors from Boston University.

Mr. Smith has experience as a director of public and privately held companies and significant leadership in the life science industry, having been a co-founder of the Company.  He also brings extensive management experience in a broad array of diverse businesses, and as a member of a family that collectively owns approximately 10.5% of our common stock, Mr. Smith brings to the Board the perspective of a significant stockholder.

Richard van den Broek has served as the Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry since 2004. Mr. van den Broek, previously, was a Partner at Cooper Hill Partners, LLC, an investment fund primarily focused on the healthcare sector for the period of 2000 through 2003. Mr. van den Broek serves on the board of directors of Strategic Diagnostic Inc. and is a member of its audit committee. Mr. van den Broek also serves as a director of the board of directors of Pharmaxis Ltd (in Australia) and Pharmacyclics, Inc. and is a member of the Pharmacyclics’ audit committee.

Mr. van den Broek’s business and investment experience in the biotechnology industry will be valuable to the Board and the Company, given the focus on growth and creating partnerships in various sectors.  In addition, Mr. van den Broek will add relevant experience as a Board member, due to his public company Board service on both diagnostics and pharmaceutical companies.

David M. Wurzer has served as Managing Director, Investments at Connecticut Innovations (“CI”), a quasi−public authority responsible for technology investing and innovation development since November 2009, where he is responsible for sourcing and analyzing investment opportunities. Prior to joining CI, Mr. Wurzer was a consultant from January 2008 through November 2009 and served as Executive Vice President, Treasurer and Chief Financial Officer of CuraGen Corporation of Branford, Connecticut, from September 1997 through December 2007. From February 1994 until September 1997, Mr. Wurzer served as the Senior Vice President, Treasurer and Chief Financial Officer at Value Health, Inc.  Mr. Wurzer has served on the board of directors of Strategic Diagnostics Inc. since February 2010 and of DUSA Pharmaceuticals Inc. since July 2010.  Mr. Wurzer previously served on the 454 Life Sciences board of directors from June 2000 through May 2007.

Mr. Wurzer has valuable experience as a director of diagnostics and life sciences companies which we believe will be beneficial as a Board member of our Company.  This experience, coupled with his business and development background, will supplement the Board and aid in its continued focus on, and oversight of, Company growth.

Tom R. DeMeester, M.D., John C. Ferrara and Edith P. Mitchell, M.D., who are current directors of the Company, are not standing for re-election at the Annual Meeting.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly.  Based upon this review, our Board has determined that the following current members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Kirk K. Calhoun, John C. Ferrara, Edith Mitchell and Gary D. Nusbaum.  The Board believes, in addition, that our four new nominees, Dr. Jan Fagerberg, Michael A. Metzger, Richard van den Broek and David Wurzer, if elected, would all be determined by the Board upon their election to be “independent directors.”

On March 4, 2010, we received a notice of deficiency from the NASDAQ Capital Market noting that the Company is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires our Board to be comprised of a majority of independent directors. The non-compliance cited by NASDAQ is the result of Mr. Hubertus Spierings’ resignation from the Board on February 8, 2010.  NASDAQ Listing Rule 5605 provides that the Company may cure the deficiency by the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirement.  The Company intends to take appropriate measures to regain compliance with NASDAQ’s independent director requirement upon election at the Annual Meeting of the director nominees recommended by the Board.

In the course of our Board’s determination regarding the independence of Gary Nusbaum in particular, the Board considered that a member of his immediate family is partner and ex-chairman of a law firm which served as the Company’s legal counsel on certain matters during the last fiscal year, and it is anticipated the Company will continue the relationship with the firm in this fiscal year. Our Board ultimately determined that Mr. Nusbaum can be classified as an independent director based on the relative insignificance of the Company’s annual legal fees paid to the law firm as a percentage of such firm’s total annual revenue.

Board of Directors Meetings and Attendance

Our Board met ten times during the fiscal year ended December 31, 2009, either in person or by teleconference. During 2009, each of our directors attended at least 75% of the aggregate of the number of meetings of the Board and of committees of the Board on which he served during fiscal 2009.

Our corporate governance guidelines provide that directors are strongly encouraged to attend our annual meetings of stockholders. Dr. DeMeester, Ms. Danenberg, Mr. Calhoun, Mr. Ferrara, Mr. Nusbaum and Mr. Serruya attended the 2009 annual meeting of our stockholders.

Board Composition

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively.

How Directors are Chosen

The Nominating Committee is responsible for assisting the Board in identifying individuals qualified to become Board members and recommending director nominees to the Board for each annual meeting of stockholders. It is the Nominating Committee’s policy to consider candidates recommended by stockholders, Company management or any other Board members. All candidate recommendations submitted by stockholders will be considered in the same manner and under the same process as any other candidate recommendations submitted from other sources.

Any stockholder who wishes the Nominating Committee to consider a candidate for director should submit his or her recommendation in writing, addressed to the Nominating Committee, care of the Company’s Secretary, Denise McNairn at 103 S. Carroll Street, Suite 2B, Frederick, Maryland 21701.  Stockholders wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders.  Additional details regarding the procedures to be followed by stockholders wishing to submit recommendations for candidates for election as Company directors are available in Appendix B to the Nominating Committee charter, which can be obtained on our website at www.responsegenetics.com, under the section entitled, “Investor Relations; Corporate Governance.”

The Nominating Committee considers the qualifications of candidates based upon its charter and the Company’s corporate governance guidelines. The Nominating Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who would be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders, and all other factors it considers appropriate. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates.  However, the Nominating Committee believes that having diversity amongst Board members enhances the Board’s ability to make fully informed, comprehensive, decisions and demonstrates leadership with respect to the Company’s initiatives to recruit and retain the best employees.  As a result, the Nominating Committee believes that the Board should be comprised of a well-balanced group of individuals with diverse backgrounds, experiences, ages, races, genders and national origins as well as differences of viewpoint, professional experience, financial, business, academic, public sector and other and other expertise, education, skill and other individual qualities and attributes that contribute to board heterogeneity. The Nominating Committee has authority to retain search firms to assist in identifying and evaluating director candidates and to approve fees and retention terms for such advisors. After conducting an initial evaluation of a candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and members of management. If the Nominating Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. Dr. Jan C. Fagerberg and Michael Metzger, two of our current new director nominees, were recommended by a member of our Nominating Committee and our Chief Executive Officer, Kathleen Danenberg, and evaluated and recommended by the Nominating Committee for election to the Board. Richard van den Broek and David Wurzer, our two other current new director nominees, were recommended for nomination by SSF in connection with the settlement of their proxy contest.  The Board has approved the nomination of all director nominees for election at the Annual Meeting.

Leadership Structure

The Board does not have a prescribed policy on whether the roles of the Chairman of the Board and the Chief Executive Officer should be separate or combined, but the positions are currently held separately in recognition of the differences between the two roles.  Dr. DeMeester, who was not nominated for reelection, currently serves as the Chairman of the Board, and Ms. Danenberg serves as the Chief Executive Officer and President. We believe that having these positions currently held by separate persons is beneficial to the Company in that it enhances the Board’s risk management and oversight and provides greater checks and balances by not conferring too much authority or power on one individual. In accordance with our Bylaws, the Chairman is responsible for chairing Board meetings and setting the agenda for those meetings. Each director also may suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting.

Our Board has three standing committees, each of which is comprised solely of independent directors with a different committee chair, each as described below.  In addition, in its discretion, the Board may authorize and appoint special committees with such duties and powers deemed necessary and appropriate by the Board.  For example, in connection with the consideration of previous private placement financing transactions in 2009 and 2010, our Board formed special financing committees authorized to make recommendations to the Board with regards to financing alternatives and proposals. In addition, in connection with the Annual Meeting, as a result of the proxy contest initiated by SSF, the Board appointed a Special Committee.  We believe that the separation of the Chairman and Chief Executive Officer position, coupled with experienced independent directors, separate committee chairs and special committee support where necessary, provides an effective leadership structure for the Company.

Oversight of Risk Management

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. It is the Board’s responsibility to oversee management in this effort. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself, as described below. The Audit Committee regularly reviews financial risk, such as accounting, finance, internal controls other risk management functions. The Nominating Committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation and Benefits Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation and Benefits Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. Oversight responsibility for compliance risk is shared among the Board committees.  The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Communications Between Stockholders and Board of Directors

Generally, stockholders who have questions or concerns should contact our Corporate Headquarters to the attention of David O’Toole, Vice President, Chief Financial Officer, at (323) 224-3900. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions to the Board members via e-mail at Directors@responsegenetics.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements, may be excluded. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Board Committees

 In order to fulfill its responsibilities, our Board has delegated certain authority to its committees. There are three standing committees.

A brief description of each of the Board committees and their functions is described below. Additional information about the committees can be found in the committee charters, which are available on the Investor Relations section of our website at www.responsegenetics.com. Printed copies of these charters or the Code may be obtained without charge by writing to the Corporate Secretary.

Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in case of all members of the Audit Committee of the Company (the “Audit Committee”), the independence requirements contemplated by Rule 10A−3 under the Securities and Exchange Act of 1934.

Audit Committee

Our Audit Committee’s responsibilities include:

•	assisting the Board in monitoring the integrity of the financial statements of the Company and financial reporting procedures and the Company’s compliance with legal and regulatory requirements;

•
approving and retaining the Company’s independent registered public accounting firm to conduct the annual audit of our books and records and informing the Board of any significant accounting matters, including accounting policies;

•	reviewing management’s accounting for the Company’s financial results and reviewing the timeliness and adequacy of the reporting of those results and related judgments;

•	reviewing the proposed scope and results of the audit;

•	reviewing and pre-approving the independent registered public accounting firm’s audit and non-audit services rendered;

•	approving the audit fees to be paid;

•	reviewing accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

•	reviewing and approving transactions between us and our directors, officers and affiliates;

•	recognizing and preventing prohibited non−audit services;

•	overseeing internal audit functions and inquiring into the audits of the Company’s books made internally and by outside independent registered public accounting firm;

•	reviewing the performance of the Audit Committee;

•
establishing procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing and reporting to the Board on the Company’s management of its financial resources; and

•	preparing the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement.

The current members of our Audit Committee are Mr. Ferrara, Mr. Nusbaum and Mr. Calhoun. Mr. Ferrara chairs the committee.  John C. Ferrara, the Chairman of the Audit Committee, is an independent director who has been determined by our Board to be an Audit Committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Ferrara’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Ferrara any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Our Audit Committee met twelve times during 2009.

 A copy of the Audit Committee’s written charter is publicly available on our website at www.responsegenetics.com.

Compensation Committee

The Compensation Committee of the Company (the “Compensation Committee”) is composed of three members and is authorized to:

•	review and recommend the compensation arrangements for management, including the compensation for our president and chief executive officer;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plans; and

•	prepare the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement.

The Compensation Committee has adopted a combination of compensation elements in order to further our compensation goals. The elements include: (i) base salary, (ii) annual or other time or project based incentive compensation based upon individual and corporate performance; and (iii) long-term incentive compensation in the forms of equity participation. In furtherance of our compensation objectives, the Compensation Committee also considers publicly available compensation data for directors and management, provided by our compensation consultant, Equilar, Inc. In addition, the Compensation Committee considers the recommendation of our chief executive officer with respect to the appropriate compensation of our other executive officers.

During 2009, Mr. Spierings, Mr. Calhoun and Dr. Gandara were members of our Compensation Committee. Following the resignation of each of Mr. Spierings and Dr. Gandara, the current members of our Compensation Committee are Mr. Calhoun, Dr. Mitchell and Mr. Ferrara.  Our Compensation Committee met three times during 2009. Mr. Calhoun chairs the committee.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.responsegenetics.com.

Nominating and Governance Committee

Our Nominating Committee is composed of two members and is authorized to:

•
seek and identify individuals qualified to become Board members, and review and recommend possible candidates for Board membership, taking into account such criteria as independence, skills, diversity, occupation and experience in the context of the needs of the Board;

•	review the structure of the Board, its committees and overall size;

•	recommend for Board approval assignments of Board members to committees and selection of Board committee chairs;

•	oversee the implementation of the Code of Business Conduct and Ethics and monitors compliance with the Code;

•	determine a schedule for regular executive sessions of the Board in which non−management directors meet without management participation;

•	develop and recommend to the Board corporate governance principles applicable to our company;

•	oversee the process of succession planning for management;

•	review and maintain oversight of matters relating to the independence of Board and committee members;

•	review the performance of the Nominating Committee; and

•	oversee the annual performance evaluation of the Board and management.

The members of our Nominating Committee are Mr. Nusbaum and Mr. Ferrara. Mr. Nusbaum chairs the committee. Our Nominating Committee met six times during 2009.

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.responsegenetics.com.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2009 to each of our non-employee directors.

	Fees Earned $ (1)	Option Awards $ (2)	Total
Gary D. Nusbaum (3)	30,500	9,735	40,235
John C. Ferrara (4)	32,000	9,735	41,735
Kirk. K. Calhoun (4)	28,000	9,735	37,735
David M. Smith (4)	20,000	9,735	29,735
Michael Serruya (4)	20,000	9,735	29,735
Tom DeMeester, M.D. (4)	20,000	9,735	29,735
Hubertus Spierings (3)	26,000	9,735	35,735
David. R. Gandara, M.D. (4)	22,000	9,735	31,735

(1) A full description of all fees paid to our directors is provided below. The cash portion of fees paid represent 100% of the annual retainer and 100% of the committee meeting fees described below.

(2) This column represents the aggregate grant date fair value of stock options granted to our named executive officers in each of 2009 and 2008, determined under FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements for the year ended December 31, 2009.

(3) The aggregate number of stock options outstanding for each of these directors as of 12/31/09 was 34,500.

(4) The aggregate number of stock options outstanding for each of these directors as of 12/31/09 was 23,000.

The Compensation Committee has adopted a director compensation policy under which all directors receive the following:

•	An annual retainer of $20,000 to be paid quarterly in arrears on the last day of the quarter;

•
An annual grant of options to purchase 11,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, vesting quarterly over the four-year period following the date of grant, subject to continued service on the Board;

•
A per-meeting fee of $500 for each meeting of the Audit Committee, the Compensation Committee, and the Nominating Committee of the Board attended, as applicable, either in person or telephonically; and

•	A per-meeting fee of $750 for the chairman of each of the committees for each committee meeting attended, either in person or telephonically.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed BDO Seidman LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2010.  The Board proposes that the stockholders ratify this appointment.  BDO Seidman LLP audited our financial statements for the fiscal year ended December 31, 2009.  We expect that representatives of BDO Seidman LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Services And Fees

 The professional services provided by BDO Seidman LLP and the aggregate fees for those services rendered during the year ended December 31, 2009 were as follows:

	2009	2008
Audit Fees	$223,032	—
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$223,032	—

           The professional services provided by SingerLewak LLP and the aggregate fees for those services rendered during the years ended December 31, 2009 and 2008 were as follows:

	2009	2008
Audit Fees	—	$372,893
Audit Related Fees	—	—
Tax Fees	—	$102,850
All Other Fees	—	$97,684
Total	—	$573,432

Change In Accountant

           On July 14, 2009, the Company dismissed SingerLewak LLP as independent registered public accounting firm for the Company. The decision to dismiss SingerLewak LLP was approved by the Audit Committee.  SingerLewak LLP’s audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 concluded that the financial statements present fairly, in all material respects, the financial position and the results of their operations and their cash flows in conformity with U.S. generally accepted accounting principles.  Based on the recommendation of the Audit Committee, the Company approved the decision to engage BDO Seidman, LLP as its new principal independent registered public accounting firm and the change in auditors became effective on July 17, 2009.

Policy on Audit Committee Pre−Approval of Audit and Permissible
Non−audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre−approve all audit and permissible non−audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services expected to be rendered and the estimated costs of those services during that year for each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit−related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre−approval. In those instances, the Audit Committee requires specific pre−approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The percentage of the hours expended on BDO Seidman LLP’s engagement to audit our financial statements for the fiscal year ended December 31, 2009 that was attributed to work performed by persons other than BDO’s full−time, permanent employees was 0%.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY ‘ S INDEPENDENT PUBLIC ACCOUNTANTS

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

The following table sets forth certain information regarding our executive officers.  We have employment agreements with all of our executive officers.

Name	Age	Position

Kathleen Danenberg	63	President, Chief Executive Officer and Director
David O’Toole	51	Vice President and Chief Financial Officer
Denise McNairn	42	Vice President, General Counsel and Secretary
Michael McNulty	61	Chief Operating Officer

The following is a brief summary of the background of each of our directors. There are no family relationships among any of the executive officers, directors or director nominees.

Kathleen Danenberg has been our Chief Executive Officer and President since 2002.  Please see her biography in the section entitled “Information About Our Nominees” above.

David O’Toole has served as our Vice President and Chief Financial Officer since May 2010.  Prior to joining us, from 2008 to 2009, Mr. O’Toole served as Executive Vice President and Chief Financial Officer of Abraxis Bioscience, a fully integrated biotechnology company.  As Chief Financial Officer of Abraxis, Mr. O’Toole was responsible for, and was a key participant in, that company’s shareholder communications function. Prior to his experience with Abraxis, Mr. O’Toole spent sixteen years with Deloitte & Touche serving as Partner and working with many large multinational corporations and financial institutions.  During his last ten years working in public accounting, his industry focus was in Life Science and Biotech. Mr. O’Toole received his B.S. in Accounting from the University of Arizona.

Denise McNairn has served as our Vice President and General Counsel since February 2007.  Ms. McNairn was appointed by the Board as the Company’s Secretary in July of 2010.  Prior to joining us, from 2001 to 2007, Ms. McNairn was an attorney at Kenyon & Kenyon LLP. Prior to working for Kenyon & Kenyon, Ms. McNairn worked as a Technology Transfer Specialist at the National Cancer Institute Technology Transfer Branch, where she began her career in drafting and negotiating transactional agreements. Ms. McNairn received her B.S. from Virginia Polytechnic Institute and State University, an M.S. from Johns Hopkins University and her J.D. from the University of Maryland School of Law.

Michael McNulty has served as our Chief Operating Officer since July 2010. Prior to joining us, from 2004 to July 2010,  Mr. McNulty   served as the General  Manager of the Molecular Diagnostics business unit of Agilent Technologies, Inc. Prior to joining Agilent, from 2002 to 2004, Mr. McNulty was Vice President of Clinical Laboratory Operations and Chief Compliance Officer for Berkeley HeartLabs, now a division of Celera Diagnostics.  He has held executive positions in Sales and Marketing, Business Development, Operations and General Management during his 35-year career in diagnostics and clinical laboratory medicine, including 14-years as a Vice President and General Manager with SmithKline Beecham Clinical Laboratories (now Quest Diagnostics), where he ran the company’s Chicago-based reference laboratory.  Mr. McNulty received a B.S. in Microbiology and a B.S. in Biochemistry from San Jose State University.

The following table shows the total compensation awarded to, earned by, or paid to our Chief Executive Officer and our two next most highly compensated executive officers (our “named executive officers”) during the last two completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Options ($) (1)	All Other Compensation		Total
Kathleen Danenberg	2009	$371,000	$145,000	50,582	$24,000	(2)	$590,582
President & CEO	2008	$371,000	0	158,317	$18,027		$567,344
Thomas Stankovich	2009	$233,200	0	25,291	$4,305	(3)	$262,796
Former Vice President, Chief Financial Officer and Secretary	2008	$233,200	0	63,327	$6,607		$303,134
Denise McNairn	2009	$238,500	$80,000	25,291	0		$343,791
Vice President, General Counsel and Secretary	2008	$238,500	0	63,327	0		$301,827

(1) This column represents the aggregate grant date fair value of stock options granted to our named executive officers in each of 2009 and 2008, determined under FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements for the year ended December 31, 2009.

(2) “All Other Compensation” for the year ended December 31, 2009 includes amounts paid to Ms. Danenberg pursuant to the monthly car and personal expense allowances provided for under the terms of her Employment Agreement.

(3) “All Other Compensation” for the year ended December 31, 2009 includes amounts paid to Mr. Stankovich pursuant to the Company’s 401(k) matching program.

The Danenberg Employment Agreement

We entered into an employment agreement with Ms. Danenberg on October 26, 2006, which was subsequently amended on December 14, 2006, and on May 29, 2007, pursuant to which she serves in the positions of President and Chief Executive Officer. The agreement had an initial term of three years and is now subject to automatic one-year renewal terms. Ms. Danenberg is to receive an initial base salary of $350,000 per year, subject to annual adjustments at the discretion of the Board. Ms. Danenberg also is eligible to earn a minimum of 40% of her base salary as an annual bonus based upon our meeting certain performance targets and her meeting personal objectives as determined by our Board. Additionally, we will provide Ms. Danenberg with a monthly allowance of $1,000 to cover miscellaneous personal expenses and a $1,000 monthly automobile allowance. Ms. Danenberg will be eligible for future option grants as approved by our Board. Furthermore, in the event that Ms. Danenberg originates a contract between the Company and any third party pursuant to which the Company is guaranteed an up-front cash payment of at least $500,000, she will be paid a one-time bonus in an amount that will result in an after-tax payment to her of 6% of such up-front cash payment.  In addition, for each $5,000,000 of gross revenues guarantees by such contract over its term, she will be paid an additional bonus in an amount that will result in an after-tax payment to her of 4% of such up-front cash payment (up to an aggregate of $500,000).

In the event that Ms. Danenberg’s employment is terminated by us without cause or by her for good reason, each as defined under the agreement, we are obligated to pay her severance equal to the greater of (a) one full year of base pay and benefits and (b) the base pay and benefits for the remaining term of the employment agreement. In addition, within forty-five days of her termination, we are obligated to pay her the pro rata portion of the bonus earned as of her termination date. In addition the portion of Ms. Danenberg’s options that are vested as of the date of her termination shall be exercisable for one year from the date of her termination. In the event that Ms. Danenberg’s employment is terminated because of her death, or because of a disability as defined in the employment agreement, Ms. Danenberg or her estate will be entitled to receive the pro rata portion of the bonus earned as of her death or disability, and we will provide to Ms. Danenberg and/or her heirs, as the case may be, benefits coverage for a period of 12 months following the date of such death or disability.

In the event a change in control occurs during Ms. Danenberg’s employment, she has agreed not to resign her employment voluntarily for a period of six months following the effective date of the change in control. If within such six-month period she is terminated by us without cause or she resigns for good reason, in addition to any other benefits to which she is entitled and provided she executes a release of claims, Ms. Danenberg will be entitled to a lump sum payment within forty-five days following such termination equal to one month of base pay at her then-current annual rate for each month during such six-month period for which she has yet to complete service to us at the time of such termination. In addition, in the event that any payments or benefits received under her agreement in connection with a change in control are considered excess parachute payments subject to excise taxes under the Internal Revenue Code, Ms. Danenberg will be entitled to be fully grossed up for 50% of the amount of such excises taxes so imposed on her, up to a maximum of $100,000. The employment agreement also places customary confidentiality, assignment of inventions, and non-solicitation obligations on Ms. Danenberg.

The Stankovich Employment Agreement

We entered into an employment agreement with Thomas Stankovich on October 25, 2006, which was amended on May 29, 2007, pursuant to which he has served in the positions of Vice President and Chief Financial Officer. The agreement had an initial term of three years and was thereafter subject to automatic one-year renewal terms. On March 23, 2010, Mr. Stankovich informed the Company of his resignation as an officer and employee of the Company without good reason, as defined in his employment agreement, effective April 2, 2010.  In connection with his resignation, Mr. Stankovich and the Company entered into a Separation Agreement and General Release, pursuant to which Mr. Stankovich agreed to a general release and waiver of claims against the Company.  In consideration for his release and waiver of claims against the Company, the Company agreed to provide Mr. Stankovich with (i) continued health coverage at the active employee rate through October 31, 2010, (ii) full vesting in the unvested portion of his 2009 stock option award (which covered an aggregate of 40,000 shares of our common stock (of which 30,000 remained unvested as of his termination) at a purchase price of $1.35 per share), and (iii) the extension of the term of his 2009 stock option award through April 2, 2011.  All other unvested options held by Mr. Stankovich upon his resignation were forfeited, and all other vested options will remain exercisable through July 1, 2010.  A copy of Mr. Stankovich’s Separation Agreement and General Release is attached to our Form 10-K/A filed with the SEC on April 30, 2010.

The McNairn Employment Agreement

We entered into an employment agreement with Denise McNairn on February 20, 2007, which was amended on May 29, 2007 and September 10, 2010, pursuant to which she serves in the positions of Vice President and General Counsel. The agreement had an initial term of three years and is now subject to automatic one-year renewal terms. Ms. McNairn is to receive an initial base salary of $225,000 per year. Ms. McNairn is also eligible to earn an annual bonus of up to 35% of her base salary based upon our meeting certain performance targets and her meeting personal objectives as agreed upon with the CEO and approved by our Board.  Ms. McNairn’s agreement also provides for change in control and  severance benefits consisting of a cash payment that is equivalent to nine (9) months salary, in each case.  The agreement also provides that, upon termination of her employment, Ms. McNairn will receive payment for all then-accrued and unused paid time off in accordance with the Company’s paid time off policy and applicable law. The employment agreement also places customary confidentiality, assignment of inventions, and nonsolicitation obligations on Ms. McNairn.

Outstanding Equity Awards at Fiscal Year-End

 The following table shows grants of stock options held by our named executive officers on December 31, 2009.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Kathleen Danenberg	6/4/07(1)	212,577	—	7.00	6/4/17
	6/17/08(2)	5,031	6,469	3.15	6/17/18
	9/17/08(3)	32,813	42,187	3.05	9/17/18
	6/16/09(4)	20,000	60,000	1.35	6/16/19
Thomas Stankovich	6/4/07(5)	35,488	35,488	7.00	6/4/17
	9/17/08(6)	13,125	16,875	3.05	9/17/18
	6/16/09(7)	10,000	30,000	1.35	6/16/19
Denise McNairn	6/4/07(8)	35,639	35,639	7.00	6/4/17
	9/17/08(9)	13,125	16,875	3.05	9/17/18
	6/16/09(10)	10,000	30,000	1.35	6/16/19

(1) Pursuant to her employment agreement, we granted Ms. Danenberg a non-qualified stock option on the date of our initial public offering (the ”IPO Date”) under the 2006 Employee, Director and Consultant Stock Plan (the “Stock Plan”) to purchase 212,577 shares of our common stock, which represented 3% of the total shares of our common stock outstanding on October 26, 2006, on a fully diluted basis, at an exercise price equal to $7.00, which was the initial public offering price of our common stock (the “IPO Price”). These options vested over the two-year period following the date of grant, and as such are fully vested and exercisable.

(2) Pursuant to our director compensation policy, we granted Ms. Danenberg a non-qualified stock option under the Stock Plan to purchase 11,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant , vesting quarterly over the four-year period following the date of grant, subject to continued service on the Board.

(3) We granted Ms. Danenberg a non-qualified stock option under the Stock Plan to purchase 75,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of Ms. Danenberg’s options vested immediately upon the issuance of the options and the remainder shall vest in four equal installments on the first four anniversaries of the date of grant.

(4) We granted Ms. Danenberg a non-qualified stock option under the Stock Plan to purchase 80,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of Ms. Danenberg’s options vested immediately upon the issuance of the options and the remainder shall vest in four equal installments on the first four anniversaries of the date of grant.

(5)  Pursuant to his employment agreement, we granted Mr. Stankovich a non-qualified stock option on the IPO Date under the Stock Plan to purchase 70,976 shares of our common stock, which represented 1% of the number of the total shares of our common stock outstanding on November 27, 2006, on a fully diluted basis, at an exercise price equal to the IPO Price. These options were scheduled to vest in equal annual amounts over the four-year period following the date of grant.  Pursuant to the terms of a Release Agreement approved by the Board on April 29, 2010, with respect to his March 2, 2010, resignation (the “Release Agreement”), in consideration for a release of claims against the Company, Mr. Stankovich’s remaining unvested options became fully vested upon his termination and will remain outstanding and exercisable until April 2, 2011.

(6) We granted Mr. Stankovich a non-qualified stock option under the Stock Plan to purchase 30,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of the shares vested on the date of grant, and the remainder were scheduled to vest in four equal installments on the first four anniversaries of the date of grant.  Pursuant to the terms of the Release Agreement, in consideration for a release of claims against the Company, Mr. Stankovich’s remaining unvested options became fully vested upon his termination and will remain outstanding and exercisable until April 2, 2011.

(7) We granted Mr. Stankovich a non-qualified stock option under the Stock Plan to purchase 40,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of the shares vested on the date of grant, and the remainder were scheduled to vest in four equal installments on the first four anniversaries of the date of grant.  Pursuant to the terms of the Release Agreement, in consideration for a release of claims against the Company, Mr. Stankovich’s remaining unvested options became fully vested upon his termination and will remain outstanding and exercisable until April 2, 2011.

(8) Pursuant to her employment agreement, we granted Ms. McNairn a non-qualified stock option on the IPO Date under the Stock Plan to purchase 71,278 shares of our common stock, which represented 1% of the total shares of our common stock outstanding on February 20, 2007, on a fully diluted basis, at an exercise price equal to the IPO Price. The shares vest in four equal installments on the first four anniversaries of the date of grant. The options will vest immediately upon a change in control.

(9) We granted Ms. McNairn a non-qualified stock option under the Stock Plan to purchase 30,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of the shares vested on the date of grant, and the remainder vest in four equal installments on the first four anniversaries of the date of grant.

(10) We granted Ms. McNairn a non-qualified stock option under the Stock Plan to purchase 40,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of the shares vested on the date of grant, and the remainder vest in four equal installments on the first four anniversaries of the date of grant.

Equity Compensation Plan Information

 The table below sets forth certain information as of October 15, 2010 about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans (shares in thousands):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,972,156	$4.70	1,093,844
Equity compensation plans not approved by security holders	—	—	—
Total	1,972,156	$4.70	1,093,844

REPORT OF AUDIT COMMITTEE

 The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

 The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.responsegenetics.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of BDO Seidman LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2009, the Audit Committee took the following actions:

• Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and BDO Seidman LLP, our independent registered public accounting firm;

• Discussed with BDO Seidman LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

• Received written disclosures and the letter from BDO Seidman LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO Seidman LLP’s communications with the Audit Committee concerning independence. The Audit Committee further discussed with BDO Seidman LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and BDO Seidman LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10−K for the fiscal year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee
John C. Ferrara
Gary D. Nusbaum
Kirk Calhoun

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Our records reflect that certain reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2008 and December 31, 2009, by certain of our directors and officers with respect to the grant of options to purchase shares of our common stock as referenced in the Outstanding Equity Awards table above were filed late.   On June 17, 2008, September 17, 2008 and June 16, 2009, the Company granted stock options to certain directors and officers of the Company pursuant to the Stock Plan. The following is a list of individuals on behalf of which the Company failed to timely file Forms 4 with respect to such grants, including the date of the relevant grant(s) for which the Forms 4 were required to be filed; Kirk C. Calhoun (6/16/2009), Dr. Tom R. DeMeester (6/16/2009; 6/17/2008), Kathleen Danenberg (6/16/2009; 9/17/2008; 6/17/2008), John C. Ferrara (6/16/2009), David R. Gandara (6/16/2009), Denise McNairn (6/16/2009; 9/17/2008; 6/17/2008), Gary D. Nusbaum (6/16/2009; 6/17/2008), Michael Serruya (6/16/2009; 6/17/2008), Hubertus Spierings (6/16/2009), David Smith (6/16/2009; 6/17/2008) and Thomas Stankovich (6/16/2009; 9/17/2008).  However, based solely on its review of the copies of the filed forms and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and executive officers to date have been filed. None of our directors, officers or 10% stockholders were required to file an Annual Statement of Beneficial Ownership on Form 5.

RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written policy requiring that any transaction involving us in which one of our directors, executive officers, or greater than five percent shareholders, or the immediate family members of any of the foregoing persons, has a direct or indirect material interest, be approved or ratified by a majority of the full Board or by a designated committee of the Board.

The Board has designated the Audit Committee as having responsibility for reviewing and approving, in advance, all such transactions.  In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors deemed appropriate, whether the transaction is in our best interests and on terms comparable to those involving unrelated parties. No member of the Audit Committee may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

The following is a description of transactions that were entered into with our executive officers, directors or 5% stockholders during the prior fiscal year. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated hired parties. All future related party transactions will be approved in accordance with the policy described above.

Royalty Payment Related to University of Southern California

While employed at the University of Southern California (“USC”), Kathleen Danenberg, our President, Chief Executive Officer and a director, developed and patented (RGI−1). USC retains ownership of this patent but has exclusively licensed this technology to us. In consideration for this license, we are obligated to pay as royalties to USC a percentage of the net sales of products or services using the technology, and to meet a certain minimum in royalty payments. Pursuant to USC policy, the inventors of technology owned by the University and then licensed for commercialization are paid a portion of royalties received by the University from the licensed technology. USC, therefore, pays a portion of royalties received from us to Ms. Danenberg in recognition of her invention. Amounts due to Ms. Danenberg by USC amounted to $29,993, and $57,964 for the years ended December 31, 2008 and December 31, 2009, respectively.

OTHER MATTERS

Expenses of Solicitation

We will pay the cost of soliciting proxies and the expenses incurred in connection with preparing and distributing the Proxy Statement, its enclosures and additional soliciting materials.  We will reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of its shares.  In addition to the solicitation of proxies by mail, our officers or our other representatives may also solicit proxies by telephone, facsimile, Internet or in person.  In addition, we have retained MacKenzie Partners to assist in the solicitation of proxies in connection with the Annual Meeting for a retainer fee of $4,000, plus reimbursement of out of pocket expenses.

Other Business Presented at the Annual Meeting

The Board knows of no other business which will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Stockholder Proposals and Nominations for Director

To be considered for inclusion in the proxy statement relating to our 2011 Annual Meeting, stockholder proposals must be received no later than 120 days prior to the date that is one year from this year’s mailing date; provided, however, that in the event the 2011 Meeting is more than 30 days before or more than 30 days after the anniversary date of the 2010 Annual Meeting, the deadline for receipt of stockholders proposals shall be a reasonable time before the Company begins to print and send its proxy materials relating to the 2011 Annual Meeting.  To be considered for presentation at the 2011 Annual Meeting, although not included in the proxy statement, proposals and director nominations must be received no earlier than 75 days prior to the date that is one year from this year’s mailing date and no later than 45 days prior to the date that is one year from this year’s mailing date; provided, however, that in the event that the date of the 2011 Annual Meeting is more than 30 days before or more than 30 days after the anniversary date of the 2010 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2011 Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2011 Annual Meeting is first made by the Company.  Proposals and nominations that are not received in a timely manner will not be voted on at the 2011 Annual Meeting.  All stockholder proposals and director nominations should be marked for the attention of Denise McNairn, General Counsel, Vice President and Secretary, 103 S. Carroll Street, Suite 2B, Frederick, Maryland 21701.

Future Proxy Materials and Annual Reports

Stockholders may elect to receive future proxy statements and annual reports in the mail or over the Internet. If you are a stockholder of record, you can choose these options for future proxy statements and annual reports by following the instructions in the Notice of Internet Availability or by notifying our transfer agent upon written or oral request to: email: infor@amstock.com; website: http://www.amstock.com/proxyservices/requestmaterials.asp; telephone: 888-Proxy-NA (888.776.9962) or 718.921.8562 (for international callers).  If you hold your shares through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to receive future proxy statements and annual reports through the mail or over the Internet.

If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a notice with instructions containing the Internet address of those materials. If you choose to receive future proxy statements and annual reports, you will receive printed copies of all proxy materials. Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

Los Angeles, California
October 20, 2010

Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2009 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.responsegenetics.com and is available in paper form to beneficial owners of our common stock without charge upon written request to David O’Toole, Vice President, Chief Financial Officer, 1640 Marengo St., 6th Floor, Los Angeles, California 90033.